 EXHIBIT 99.1

                         FORM 4 JOINT FILER INFORMATION

NAME:  JONATHAN DASH

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR

ADDRESS: 9701 WILSHIRE BLVD., #1110, BEVERLY HILLS, CA 90212

DESIGNATED FILER: DASH ACQUISITIONS LLC

ISSUER AND TICKER SYMBOL: SITESTAR CORP. [SYTE]

DATE OF EVENT REQUIRING STATEMENT: March 7, 2011

SIGNATURE:                 /s/ Jonathan Dash_______________________
                                       JONATHAN DASH